UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 654-0889

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Rule 10b5-1 Plans

As part of an effort to diversify their personal holdings, on December 13, 2006, Glen Tullman, CEO, and Allscripts’ four other Named Executive Officers each adopted written stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). None of the sales under these plans will occur prior to Allscripts’ year-end earnings announcement. Rule 10b5-1 trading plans allow a corporate insider to gradually diversify his or her holdings of stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by the insider while in possession of material nonpublic information. Sales under four of the five Rule 10b5-1 plans will be executed over the course of a ten-month period, with the plans terminating no later than December 15, 2007. One of the plans provides for the sale of shares over a period of fifteen months terminating no later than June 30, 2008.

The Named Executive Officers’ Rule 10b5-1 trading plans are intended to permit the orderly disposition of a portion of their respective holdings of common stock of the Company, including stock that they have the right to acquire under outstanding stock options issued by the Company, as a part of their personal long term financial plans for asset diversification, liquidity and estate planning. The number of Allscripts shares estimated to be sold under the Rule 10b5-1 plans aggregates 869,533 shares in total and represents approximately 28% of their collective holdings, including stock, restricted stock and options. Mr. Tullman’s plan aggregates 334,000 shares or approximately 25% of his holdings including stock, restricted stock and options.

Transactions made under the Rule 10b5-1 trading plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

Share Withholding Upon Vesting of Restricted Stock

Allscripts issued approximately 303,000 shares of restricted stock during January 2006 with a fair value of approximately $4.9 million to certain employees under its Amended and Restated 1993 Stock Incentive Plan (“1993 Plan”). The restricted stock granted has four-year vesting terms with 25% of the shares becoming vested on each anniversary date. In accordance with the 1993 Plan, approximately 75,000 shares previously issued to certain employees will vest in January 2007. Approximately one-third of the shares that will vest will be surrendered by certain employees to Allscripts in order to settle any personal tax liabilities which may result from the vesting of the awards. Allscripts’ Named Executive Officers are participating in the surrender of restricted stock representing approximately 5,000 shares of the total shares withheld.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: January 4, 2007	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer